UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 25, 2010, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of April 22, 2010, 39,560,841 shares of Kforce’s Common Stock were outstanding and entitled to vote. Of this amount, 37,661,532 shares, representing approximately 95.20% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.

The following table sets forth the votes cast with respect to each of these matters:

MATTER		FOR	WITHHOLD	BROKER NON-VOTES
(1)	Elect three Class I directors to hold office for a three-year term expiring in 2013
	Elaine D. Rosen	29,760,870	6,681,758	1,218,904
	Ralph E. Struzziero	29,768,142	6,674,486	1,218,904
	Howard W. Sutter	31,322,641	5,119,987	1,218,904

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2)	Ratify the appointment of Deloitte & Touche LLP as Kforce’s independent registered public accountants for the fiscal year ending December 31, 2010	36,130,663	1,526,389	4,480	—

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3)	Approve an amendment to increase the number of shares authorized to be issued under the Kforce Inc. 2006 Stock Incentive Plan by 2,750,000 shares	22,560,913	13,164,961	716,754	1,218,904

		FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4)	Approve the Kforce Inc. 2009 Employee Stock Purchase Plan	35,319,120	410,097	713,411	1,218,904

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

June 25, 2010	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

June 25, 2010	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)